                                                                     EXHIBIT 2.1

                 DOUGLAS FEDERAL BANK, A FEDERAL SAVINGS BANK

                    AMENDED AND RESTATED PLAN OF CONVERSION

                   FROM MUTUAL TO STOCK FORM OF ORGANIZATION

1.   GENERAL

     This Plan of Conversion provides for the conversion of Douglas Federal Bank, a Federal Savings Bank from a federally-chartered mutual savings association to a federally-chartered capital stock savings association. The Board of Directors of the Bank currently contemplates that all of the capital stock of the Bank shall be held by a Georgia corporation. The Plan provides that non-transferable subscription rights to purchase Conversion Stock will be offered first to the Bank's Eligible Account Holders of record as of December 31, 1997, and then, to the extent that Conversion Stock is available, to a Tax-Qualified Employee Stock Benefit Plan, and then, to the extent that Conversion Stock is available, to Supplemental Eligible Account Holders, and then, to the extent that Conversion Stock is available, to Other Members of the Bank. Concurrently with the Subscription Offering, any shares of Conversion Stock not sold in the Subscription Offering may also be offered to the general public in a Direct Community Offering. The price of the Conversion Stock will be based upon an independent appraisal of the Bank and the Holding Company and will reflect the Bank's estimated pro forma market value, as converted. The Holding Company will use the net proceeds it derives from the offering of Conversion Stock to purchase shares of the capital stock of the Bank authorized upon its conversion; provided, however, that the Holding Company may retain, for general business purposes, from the net proceeds of the Conversion, up to the maximum amount permitted to be retained by the Holding Company pursuant to applicable regulations and policy guidelines.

     It is the desire of the Board of Directors of the Bank to attract new capital to the Bank in order to increase its net worth, repay certain outstanding indebtedness, support future deposit growth, increase the amount of funds available for residential mortgage and other lending, and to provide greater resources for possible branching and acquisitions and for the expansion of customer services. The Converted Bank is also expected to benefit from its management and other personnel having a stock ownership in its business since stock ownership is viewed as an effective performance incentive and as a means of attracting, retaining and compensating management and other personnel. In addition, the stock form of organization will permit Members of the Bank and others the opportunity to become shareholders of the Holding Company and thereby participate more directly in earnings and growth. The Holding Company structure has been adopted as a part of the Conversion to provide the Bank with greater organizational flexibility to respond to the increasingly competitive environment in which it operates.

     This Plan, which has been approved by the Board of Directors of the Bank, must also be approved by the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by Voting Members of the Bank at a special meeting to be called for that purpose. Prior to the submission of this Plan to the Voting Members for consideration the Plan must be approved by the OTS.

     No change will be made in the Board of Directors or management of the Bank as a result of the Conversion. The Board of Directors and management of the Holding Company will be selected from members of the Board of Directors and management of the Bank.

2.   DEFINITIONS

     Actual Purchase Price.  The per share price at which the Conversion Stock
     ---------------------
is ultimately sold in accordance with the terms hereof.

     Affiliate.  An "affiliate" of, or a person "affiliated" with, a specified
     ----------
Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

     Associate.  The term "associate" when used to indicate relationship with
     ----------
any Person, means (i) any corporation or organization (other than the Bank or a majority-owned subsidiary of the Bank or the Holding Company) of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities,
(ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that, the term "Associate" does not include any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be held by Officers or Directors, the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan, and
(iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Bank or any of its parents or subsidiaries.

     Bank. Douglas Federal Bank, FSB, a federal mutual savings bank whose
     -----
principal office is located in Douglasville, Georgia, and including the Converted Bank, as the context requires.

     Conversion.  Change of the Bank's charter and bylaws from a federal mutual
     -----------
savings bank charter and bylaws to a federal savings bank charter and bylaws authorizing issuance of shares of common stock by the Bank pursuant to and otherwise conforming to the requirements of a federal stock savings bank. Such term includes the issuance of Conversion Stock as provided for in the Plan, and the purchase by the Holding Company of all of the shares of capital stock to be issued by the Bank in connection with its Conversion from the mutual to stock form of organization.

     Conversion Stock.  The no par value common stock to be offered and issued
     -----------------
by the Holding Company in the Conversion.

     Converted  Bank.  The federally chartered stock savings bank resulting
     ----------------
from the Conversion of the Bank in accordance with this Plan.

     Dealer.  Any Person who engages directly or indirectly as agent, broker or
     -------
principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person.

     Direct  Community  Offering.  The offering for sale to certain members of
     ----------------------------
the general public, with preference given to residents of Douglas and Paulding Counties in the State of Georgia, of any shares of Conversion Stock not subscribed for in the Subscription Offering.

     Eligibility Record Date.  The close of business on December 31, 1997.
     ------------------------

     Eligible Account Holder.  Holder of a Qualifying Deposit in the Bank on the
     ------------------------
Eligibility Record Date for purposes of determining Subscription Rights and establishing subaccount balances in the liquidation account to be established pursuant to Section 18 hereof.

     Estimated  Price  Range.  The range of the estimated aggregate pro forma
     ------------------------
market value of the total number of shares of Conversion Stock to be issued in the Conversion, as determined by the independent appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

     FDIC.  Federal Deposit Insurance Corporation.
     -----

     Holding  Company.  The corporation organized under Georgia law to own and
     -----------------
hold 100% of the outstanding capital stock of the Converted Bank.

     Internal Revenue Code.  The Internal Revenue Code of 1986, as amended.
     ----------------------

     Market  Maker.  A Dealer who, with respect to a particular security, (i)
     --------------
regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system; or (ii) furnishes bona fide competitive bid and offer quotations on request; and (iii) is ready, willing, and able to effect transactions in reasonable quantities at his or her quoted prices with other brokers or dealers.

     Members.  All Persons or entities who qualify as members of the Bank
     --------
pursuant to its mutual charter and bylaws.

     Non-Tax-Qualified Employee Stock Benefit Plan. Any defined benefit plan or
     ----------------------------------------------
defined contribution plan maintained by the Bank which is not a Tax-Qualified Employee Stock Benefit Plan.

     Officer. The chairman of the board, vice-chairman of the board, president,
     --------
any vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any other person performing similar functions with respect to any organization, whether incorporated or unincorporated.

     Order  Forms.  The form sent by the Bank to any Eligible Account Holder,
     -------------
any Tax-Qualified Employee Benefit Plan, any Supplemental Eligible Account Holder, any Other Member, or any other Person which contains a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Conversion Stock in the Subscription and Direct Community Offerings.

     Other Members.  Members of the Bank, other than Eligible Account Holders or
     --------------
Supplemental Eligible Account Holders, as of the Voting Record Date.

     OTS.  Office of Thrift Supervision.
     ----

     Person.  An individual, a corporation, a partnership, a bank, a joint-
     -------
stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

     Plan.  The Plan of Conversion of the Bank, including any amendment
     -----
approved as provided in the Plan.

     Preferred Subscribers.  Those members of the general public who are natural
     ----------------------
persons residing in Douglas and Paulding Counties in the State of Georgia.

     Qualifying Deposit. The aggregate balance as of the Eligibility Record Date
     -------------------
or Supplemental Eligibility Record Date of all deposit accounts (including non-interest bearing deposit accounts) of an Eligible Account Holder or Supplemental Eligible Account Holder, as applicable, provided such aggregate balance is not less than $50.00. Multiple deposit accounts which are separate accounts for purposes of FDIC insurance shall be deemed to be separate Qualifying Deposits for purposes of determining whether a holder is an Eligible Account Holder, Supplemental Eligible Account Holder, or Other Member.

     Sales  Agents.  The Dealer or Dealers or investment banking firm or firms
     --------------
agreeing to offer and sell Conversion Stock for the Bank and the Holding Company in the Direct Community Offering.

     SEC.  The United States Securities and Exchange Commission.
     ----

     Special  Meeting.  The special meeting of Members, and any adjournments
     -----------------
thereof, called for the purpose of considering and voting upon the Plan.

     Subscription  Offering.  The offering of shares of Conversion Stock for
     -----------------------
subscription through Order Forms to Eligible Account Holders, Tax-Qualified Employee Benefit Plans, Supplemental Eligible Account Holders, and Other Members, pursuant to the provisions of the Plan.

     Subscription Price.  The amount per share of Conversion Stock to be paid
     ------------------
initially by Eligible Account Holders, any Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders, and Other Members in the Subscription Offering and by persons in the Direct Community Offering.

     Subscription Rights.  Non-transferable, non-negotiable personal rights of
     --------------------
Eligible Account Holders, any Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, and Other Members to subscribe for shares of Conversion Stock in the Subscription Offering.

     Supplemental Eligibility Record Date. The last day of the calendar quarter
     --------------------------------------
preceding OTS approval of the Application for Conversion of the Bank.

     Supplemental Eligible Account Holder.  Any Person (other than an
     ----------------------------------------
Eligible Account Holder) holding a Qualifying Deposit, except officers, directors, and their Associates, as of the Supplemental Eligibility
Record Date for purposes of determining Subscription Rights and establishing subaccount balances in the liquidation account to be established pursuant to
Section 18 hereof.

     Tax-Qualified Employee Stock Benefit Plan. Any defined benefit plan or
     ---------------------------------------------
defined contribution plan maintained by the Bank or the Holding Company such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code.

     Voting Members. Those persons qualifying as voting members of the Bank
     --------------
pursuant to its mutual charter and bylaws.

     Voting  Record Date.  The close of business on the date set by the Board of
     --------------------
Directors in accordance with applicable law for determining Members eligible to vote at the Special Meeting.

3.   PROCEDURE FOR CONVERSION

     A. The Board of Directors of the Bank shall adopt the Plan by not less than a two-thirds vote.

     B. The Bank shall notify its Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which an office of the Bank is located and/or by mailing a letter to each of its members, which statement shall comply with the provisions of 12 C.F.R. (S)563b.4(a).

     C. The Bank shall have copies of the Plan as adopted available for inspection by the Members at each office of the Bank.

     D. The Bank shall submit an Application for Conversion to convert from a mutual form to a stock form of organization to the OTS. Upon filing such application in the prescribed form, the Bank shall publish a "Notice of Filing of an Application for Conversion to Convert to a Stock Savings Bank" in a newspaper of general circulation in each community in which an office of the Bank is located. The Bank also shall prominently post the notice in each of its offices.

     E. The Bank shall cause the Holding Company to be incorporated under the laws of the State of Georgia. Upon its organization, the Board of Directors of the Holding Company shall adopt and approve the Plan.

     F. An Application shall be filed with the OTS on behalf of the Holding Company for permission to acquire control of the Bank and become a duly registered savings and loan holding company ("Savings and Loan Holding Company Application").

     G. As soon as practicable after the adoption of the Plan by the Boards of Directors of the Bank and the Holding Company, a registration statement relating to the Conversion Stock will be filed with the SEC under the Securities Act of 1933, as amended, and appropriate filings will be made under applicable state securities laws.

     H. The Bank and the Holding Company shall obtain an opinion of counsel or a favorable ruling from the Internal Revenue Service which shall state that the Conversion of the Bank to a stock savings and loan association and the adoption of the holding company structure will not result in any gain or loss for federal income tax purposes to the Holding Company or the Bank or to the Bank's Eligible Account Holders, Supplemental Eligible Account Holders, or Other Members. Receipt of such a favorable opinion or ruling is a condition precedent to completion of the Conversion.

     I. After approval by the OTS of the Application for Conversion, approval by the OTS of the Saving and Loan Holding Company Application, and registration of the Conversion Stock with the SEC and applicable state securities authorities, the Plan will be submitted to the Members at a Special Meeting for their approval and, following such approvals, the Conversion Stock may be offered as hereinafter provided.

4.   SALE OF CONVERSION STOCK AND CONSUMMATION OF CONVERSION

     Upon registration with the SEC and receipt of other required regulatory approvals, the Holding Company will offer the Conversion Stock for sale in the Subscription Offering at the Subscription Price to Eligible Account Holders, any Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members of the Bank. The Subscription Offering may be commenced as early as the mailing of the proxy statement for the Special Meeting. The Bank and the Holding Company may, concurrently with or at any time during the Subscription Offering, also offer the Conversion Stock to and accept subscriptions from other persons in a Direct Community Offering; provided that Eligible Account Holders, any Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders, and Other Members shall have the priority rights to subscribe for Conversion Stock set forth in Section 6(B) of this Plan. If the Subscription Offering and/or the Direct Community Offering commence prior to the Special Meeting, subscriptions will be accepted subject to the approval of the Plan at the Special Meeting.

     If shares of Conversion Stock falling within the Estimated Price Range are not sold in the Subscription Offering, completion of the sale of shares of Conversion Stock at least sufficient to fall within the Estimated Price Range is required within 45 days after termination of the Subscription Offering, subject to the extension of such 45 day period by the Bank and the Holding Company. The Bank and the Holding Company may seek one or more extensions of such 45 day period if necessary to complete the sale of shares at least sufficient to fall within the Estimated Price Range. In connection with such extensions, subscribers and other purchasers will be permitted to increase, decrease or rescind their subscriptions or purchase orders. If for any reason the minimum amount of Conversion Stock cannot be sold in the Subscription Offering and Direct Community Offering, the Bank and the Holding Company will use their best efforts to obtain other purchasers. Completion of the sale of the minimum amount of Conversion Stock is required within 24 months after the date of the Special Meeting.

     The Holding Company will purchase all of the capital stock of the Bank issued in the Conversion with the net proceeds received by the Holding Company from the sale of Conversion Stock, provided that the Holding Company may retain up to the maximum amount permitted to be retained by the Holding Company pursuant to applicable regulations and policy guidelines.

5.   SUBMISSION TO THE MEMBERS FOR APPROVAL

     After the approval of the Application for Conversion and the Savings and Loan Holding Company Application by the OTS, a Special Meeting of Members to vote on the Plan shall be held in accordance with the Bank's mutual bylaws. The Bank will distribute proxy solicitation materials to all Members as of the Voting Record Date. Notice of the Special Meeting shall be given to each Member by means of the approved proxy statement not less than twenty (20) nor more than forty-five (45) days prior to the date of the Special Meeting.

     The proxy materials will include such documents authorized for use by the regulatory authorities and may also include a prospectus as provided below. The Bank may also use a summary form of proxy statement, in which case the Bank will provide Members with an attached postage-paid postcard on which to indicate whether the Member wishes to receive the full prospectus, and the Subscription Offering will not be closed prior to the expiration of 30 days after the mailing of the postage-paid postcard. The Bank will also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and the scheduled Special Meeting, and provide a postage-paid postcard on which to indicate whether such Person wishes to receive the prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation, provided that the Subscription Offering will not be closed prior to the expiration of 30 days after the mailing of the postage-paid postcard.

     Pursuant to OTS regulations, the affirmative vote of not less than a majority of the total outstanding votes of the Members will be required for approval of the Plan. Voting may be in person or by proxy. The OTS shall be notified promptly of the action of the Members.

6.   STOCK OFFERING

     A.   Number of Shares and Purchase Price of Conversion Stock.

          The total number of shares (or a range thereof) of Conversion Stock to be issued and offered for sale will be determined jointly by the Board of Directors of the Bank and the Board of Directors of the Holding Company immediately prior to the commencement of the Subscription and Direct Community Offerings, subject to adjustment thereafter if necessitated by market or financial conditions, with the approval of the OTS, if necessary. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Subscription and Direct Community Offering if the Estimated Price Range is increased subsequent to the commencement of the Subscription and Direct Community Offering due to regulatory considerations or to reflect changes in market conditions or general economic conditions.

          All shares sold in the Conversion will be sold at a uniform price per share referred to in this Plan as the Actual Purchase Price. The aggregate purchase price for all shares of Conversion Stock will not be inconsistent with the estimated consolidated pro forma market value of the Bank and the Holding Company. The estimated consolidated pro forma market value of the Bank and the Holding Company will be determined for such purpose by an independent appraiser retained by the Bank to prepare such an appraisal. The independent appraiser retained by the Bank will be an independent investment banking or financial consulting firm experienced in the area of financial institution appraisals. The appraisal will include, among other things, an analysis of the historical and pro forma operating results and net worth of the Converted Bank and the Holding Company and a comparison of the Converted

Bank and the Holding Company and the Conversion Stock with comparable stock financial institutions and holding companies and their respective outstanding capital stocks.

          Prior to the commencement of the Subscription and Direct Community Offering , an Estimated Price Range will be established, which range will vary within 15% above to 15% below the midpoint of such range. The number of shares of Conversion Stock to be issued and the purchase price per share may be increased or decreased by the Bank and the Holding Company. In the event that the aggregate purchase price of Conversion Stock is below the minimum of the Estimated Price Range, or materially above the maximum of the Estimated Price Range, resolicitation of purchasers may be required provided that up to a 15% increase above the maximum of the Estimated Price Range will not be deemed material so as to require a resolicitation. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Bank and the Holding Company will not be deemed to be material so as to require a resolicitation of subscriptions. In the event that the aggregate purchase price of the Conversion Stock is below the minimum of the Estimated Price Range or in excess of 15% above the maximum of the Estimated Price Range, and a resolicitation is required, such resolicitation shall be effected in such manner and within such time as the Bank may establish, with the approval of the OTS, if required.

          Based upon the independent appraisal as updated prior to the commencement of the Subscription and the Direct Community Offerings, the Board of Directors of the Holding Company, and the Board of Directors of the Bank will fix the Subscription Price and the range of the number of shares to be offered. If upon completion of the Subscription and Direct Community Offerings all of the Conversion Stock is subscribed for, or if because of a limited number of unsubscribed shares or otherwise a syndicated community offering cannot be effected, the total number of shares of Conversion Stock to be issued and sold will be jointly determined by the Bank and Holding Company as follows: (a) the estimated aggregate pro forma market value of the Bank and the Holding Company immediately after conversion as determined by the independent appraiser, expressed in terms of a specific aggregate dollar amount rather than as a range, upon completion of the Subscription and Community Offerings or other sale of all of the Conversion Stock shall be divided by (b) the Actual Purchase Price.

     B.   Subscription Rights

          Non-transferable Subscription Rights to purchase shares of Conversion Stock will be issued without payment therefor to Eligible Account Holders, any Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders, and Other Members as set forth below. The Bank and the Holding Company may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Subscription Offering. All such fees, expenses, commissions and retainers shall be reasonable.

          1.   Subscription Rights of Eligible Account Holders (First Priority)

               Each Eligible Account Holder shall receive, without payment, nontransferable Subscription Rights to purchase a number of shares of Conversion Stock in an amount equal to the greater of (i) the maximum purchase limitation established for the Direct Community Offering, which amount currently is $350,000 for any Person and $700,000 when combined with Associates of and persons acting in concert with such Person; (ii) one-tenth of one percent (0.10%) of the total offering of Conversion Stock, or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders in the Bank, in each case on the Eligibility Record Date, subject to the maximum and minimum purchase limitations set forth in Section 7, and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

               In the event that Eligible Account Holders exercise Subscription Rights for a number of shares of Conversion Stock in excess of the total number of shares eligible for subscription, the shares of Conversion Stock shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holder. Any shares remaining after such allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscriptions remains unsatisfied bears to the total amount of Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

               Subscription Rights as Eligible Account Holders received by directors and Officers and their Associates which are based on deposits made by such persons during the twelve (12) months preceding the Eligibility Record Date shall be subordinated to the Subscription Rights of all other Eligible Account Holders.

          2. Subscription Rights of Tax-Qualified Employee Stock Benefit Plans (Second Priority)

               Each Tax-Qualified Employee Stock Benefit Plan shall receive, without payment, nontransferable Subscription Rights to subscribe for the number of shares of Conversion Stock in the Subscription Offering requested by any such plan remaining after satisfying the subscriptions of Eligible Account Holders provided for above, subject to the purchase limitations set forth in Section 7 of this Plan. If, after the filling of subscriptions of Eligible Account Holders, a sufficient number of shares are not available to fill the subscriptions of such Tax-Qualified Employee Stock Benefit Plans, the subscription by such Tax-Qualified Employee Benefit Plans shall be filled to the maximum extent possible; provided, however, that in the event of an increase in the Estimated Price Range of up to 15%, the additional shares may be sold to any Tax-Qualified Employee Stock Benefit Plan, subject to the purchase limitations set forth in Section 7 of this Plan.

               Any such Tax-Qualified Employee Benefit Plan shall not be deemed to be an Associate or Affiliate of or person acting in concert with any director or Officer of the Bank or the Holding Company.

          3. Subscription Rights of Supplemental Eligible Account Holders (Third Priority)

               In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed prior to OTS approval, and if there are any shares of Conversion Stock remaining after satisfying the subscriptions of Eligible Account Holders and the subscriptions of any Tax-Qualified Employee Stock Benefit Plans provided for above, then and only in that event each Supplemental Eligible Account Holder of the Bank shall receive, as third priority and without payment, non-transferable Subscription Rights to purchase a number of shares of Conversion Stock equal to an amount up to the greater of: the maximum purchase limitation established for the Direct Community Offering, which amount currently is $350,000 for any Person and $700,000 when combined with Associates of and persons acting in concert with such Person; one-tenth of one percent (.10%) of the total offering of Conversion Stock; or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders in the Bank on the Supplemental Eligibility Record Date, in each case subject to any maximum and minimum purchase limitations established in the Plan, and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

     In the event that Supplemental Eligible Account Holders exercise Subscription Rights for a number of shares of Conversion Stock in excess of the total number of shares eligible for subscription, the remaining shares shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Supplemental Eligible Account Holder. Any shares remaining after such allocation shall be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more remaining Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those remaining Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     Subscription Rights received by an Eligible Account Holder as provided in paragraph 1 above shall be applied in partial satisfaction of the Subscription Rights to be received as a Supplemental Eligible Account Holder pursuant to this paragraph 3.


          4.   Subscription Rights of Other Members (Fourth Priority)

               Each Other Member shall receive, without payment, as a fourth priority after the filling of subscriptions of the Eligible Account Holders, any Tax-Qualified Employee Stock Benefit Plans, and the Supplemental Eligible Account Holders, nontransferable subscription rights to subscribe for shares of Conversion Stock equal to an amount up to the greater of: the amount permitted to be subscribed for in the Direct Community Offering, which amount currently is $350,000 for any Person and $700,000 when combined with Associates of and persons acting in concert with such Person; or one-tenth of one percent (.10%) of the total offering of shares of Conversion Stock, in each case subject to any maximum and minimum purchase limitations established in the Plan, and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

               In the event that the Other Members exercise Subscription Rights for a number of shares of Conversion Stock in excess of the total number of shares eligible for subscription, the remaining shares of Conversion Stock shall be allocated among the subscribing Other Members as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. Any shares remaining after such allocation will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied pro rata in the same proportion that the number of votes of a subscribing Other Member on the Voting Record Date bears to the total votes on the Voting Record Date of all subscribing Other Members. If the amount so allocated exceeds the amount subscribed for by any one or more remaining Other Members, the excess shall be reallocated (one or more times as necessary) among those remaining Other Members whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     C.   Direct Community Offering

          If less than the total number of shares of Conversion Stock to be subscribed for in the Conversion are sold in the Subscription Offering, it is expected that shares remaining unsubscribed for will be made available for purchase in the Direct Community Offering to certain members of the general public, with preference given to Preferred Subscribers. Any Person in the Direct Community Offering may subscribe for up to $350,000 worth of Conversion Stock, or up to $700,000 worth of Conversion Stock when combined with Associates of or persons acting in concert with such Person, subject to the maximum and minimum purchase limitations provided for in Section 7 of the Plan, and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%. The shares may be made available in the Direct Community Offering through a direct community marketing program which may provide for the utilization of a broker, Dealer, consultant or investment banking firm, experienced or expert in the sale of savings institution securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. The Bank shall make distribution of the Conversion Stock to be sold in the Direct Community Offering in such a manner as to promote the widest distribution of Conversion Stock. The Bank reserves the right to reject any or all subscription orders, in whole or in part, which are received in the Direct Community Offering.

     If the subscribers in the Direct Community Offering, whose orders would otherwise be accepted, subscribe for more shares than are available for purchase, the shares available to them will be allocated among such Persons in the manner which permits each such person to the extent possible, to purchase the number of shares necessary to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by such person with preference given to the Preferred Subscribers. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose subscriptions remain unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated. To the extent that there are shares remaining after all subscriptions by Preferred Subscribers have been filled, any remaining shares will be allocated among members of the general public using the foregoing allocation as applied to Preferred Subscribers. The Bank may establish all other terms and conditions of such offering. It is expected that the Direct Community Offering will commence concurrently with the Subscription Offering. The Direct Community Offering must be completed within 45 days after the completion of the Subscription Offering unless otherwise extended by the OTS.

     If for any reason any shares remain unsold after the Subscription Offering and the Direct Community Offering, if any, the Board of Directors will seek to make other arrangements for the sale of the remaining shares, pursuant to procedures approved by the OTS. If such other arrangements cannot be made, the Plan will terminate.

7.   Limitations Upon Purchases of Shares of Conversion Stock

     In addition to the maximum amount of Conversion Stock that may be subscribed for as set forth in Section 6 above, the following limitations shall apply to all purchases of shares of Conversion Stock:

     A. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members may subscribe for or purchase shares in accordance with Sections 6(B)(1), 6(B)(3) and 6(B)(4) herein, respectively.

     B. Directors and Officers and their Associates may not purchase in all categories in the Conversion an aggregate of more than 34% of the Conversion Stock offered in the Conversion. In calculating the number of shares which may be purchased, any shares attributable to the Officers and directors and their Associates but held by one or more Tax-Qualified Employee Stock Benefit Plans shall not be included.

     C. The minimum number of shares of Conversion Stock that may be purchased by any Person in the Conversion is 25 shares, provided sufficient shares are available; provided, however, that if the Subscription Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Subscription Price will not exceed $500.00.

     D. In determining the maximum percentage limitation under Sections 6(B)(1), 6(B)(3) and 6(B)(4) the Boards of Directors of the Bank and the Holding Company may set separate limitations for each Person together with Associates and Persons acting in concert. Such separate limitations shall not, however, apply to any Tax-Qualified Employee Stock Benefit Plan. Shares held by one or more Tax-Qualified Employee Stock Benefit Plans and attributed to a Person shall not be aggregated with shares purchased directly by or otherwise attributable to that Person. The Boards of Directors of the Bank and the Holding Company may, in their sole discretion, decrease the maximum purchase limitation set forth in subparagraph (A) above, without further approval of Members.

     E. Subject to any required regulatory approval and the requirements of applicable laws and regulations, the Holding Company and the Bank may increase or decrease any of the purchase limitations set forth herein at any time. In the event that either the individual purchase limitation or the number of shares of Conversion Stock to be sold in the Conversion, is increased after commencement of the Subscription Offering, the Holding Company and the Bank shall permit any Person who subscribed for shares of Conversion Stock to purchase an additional number of shares such that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any person who has priority Subscription Rights. In the event that either the individual purchase limitation or the number of shares of Conversion Stock to be sold in the Conversion is decreased after commencement of the Subscription Offering, the orders of any Person who subscribed for the maximum number of shares of Conversion Stock shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

     F. For purposes of this Section 7, the directors of the Bank and the Holding Company shall not be deemed to be Associates or a group acting in concert solely as a result of their being directors of the Bank or of the Holding Company.

     G. Each Person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the above purchase limitations.

     H. For a period of three years following the Conversion, no Officer, director, or their Associates shall purchase, without the prior written approval of the OTS, any outstanding shares of common stock of the Holding Company except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than one percent (1.0%) of the outstanding shares of common stock of the Holding Company, the exercise of any options pursuant to a stock option plan or purchases of common stock of the Holding Company made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax Qualified Employee Stock Benefit Plan of the Bank or the Holding Company which may be attributable to any Officer or director. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his or her investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser, independent of the seller, and not acting on behalf of the seller in connection with the transaction.

     I. Orders for Conversion Stock in the Direct Community Offering, if any, shall, as determined by the Bank, first be filled up to a maximum of 2.0% of the total number of shares of Conversion Stock offered and thereafter remaining shares shall be allocated on an equal number of shares basis until all orders have been filled.

8.   Restrictions on Resale and Subsequent Disposition

     A. Conversion Stock purchased by Persons other than directors and Officers of the Bank or the Holding Company will be transferable without restriction. Shares purchased by directors or Officers of the Bank or of the Holding Company shall not be sold or otherwise disposed of for value for a period of one year from the date of Conversion, except for any disposition of such shares: (i) following the death of the original purchaser or (ii) resulting from an exchange of securities in a merger or acquisition approved by the applicable regulatory authorities. Transfers that could result in a change of control of the Bank or the Holding Company or result in the ownership by any person of more than 10% of any class of the Bank's or of the Holding Company's equity securities may be subject to the prior approval of the OTS. Moreover, transfers of Holding Company common stock are also subject to restrictions in the Holding Company's Articles of Incorporation.

     B. The certificates representing shares of Conversion Stock issued by Holding Company to directors and Officers shall bear a legend giving appropriate notice of the one year holding period restriction. The Holding Company shall give appropriate instructions to the transfer agent for such stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares subsequently issued as a stock dividend, stock split, or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions for directors and Officers of the Bank and of the Holding Company as may be then applicable to such restricted stock.

     C. Except as set forth below, for a period of three years following Conversion, the Holding Company shall not repurchase any shares of its capital stock, except in the case of an offer approved by the OTS to repurchase on a pro rata basis made to all holders of common stock of the Holding Company, or the repurchase of qualifying shares of a director. Notwithstanding anything to the contrary in the foregoing, the Holding Company may repurchase its common stock to the extent and subject to the requirements set forth in 12 C.F.R. 563b.3(g)(3), as it may be amended from time to time.

     D. The Converted Bank may not declare or pay a cash dividend on or repurchase any of its capital stock if the effect thereof would cause the regulatory capital of the Converted Bank to be reduced below the amount required for its liquidation account established pursuant to Section 18 of this Plan. Any dividend declared or paid on, or repurchase of, the Converted Bank's capital stock also shall be in compliance with the provisions of 12 C.F.R. (S)563.134. The above limitations shall not preclude payments of dividends or repurchases of stock by the Converted Bank or by the Holding Company in the event applicable federal regulatory limitations are liberalized subsequent to OTS approval of the Plan.

9.   Voting Rights.

     Upon consummation of the Conversion, holders of deposit accounts and borrowers of the Bank will not have voting rights in the Converted Bank or the Holding Company. Exclusive voting rights with respect to the Converted Bank will be held and exercised by the Holding Company as holder of the Bank's capital stock. Voting rights with respect to the Holding Company shall be held and exercised by the holders of the Holding Company's common stock. Each shareholder of the Holding Company will upon Conversion be entitled to vote on any matters coming before the shareholders of the Holding Company for consideration and will be entitled to one vote for each share of Holding Company common stock owned by said shareholder, except as otherwise prescribed by law and except insofar as the Holding Company's Articles of Incorporation may provide with respect to the cumulation of votes for the election of directors or may limit voting rights as set forth in Section 19 hereof.

10.  Exercise of Subscription Rights; Order Forms

     A. The Bank may commence the Subscription Offering concurrently with the proxy solicitation for the Special Meeting. If the Subscription Offering occurs concurrently with the solicitation of proxies for the Special Meeting, the prospectus and Order Form may be sent to each Eligible Account Holder, Supplemental Eligible Account Holder and Other Member at their last known address as shown on the records of the Bank. However, the Bank may furnish a prospectus and Order Form only to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who have returned to the Bank by a specified date a postcard or other written communication requesting a prospectus and Order Form, provided that the Subscription Offering shall not be closed prior to the expiration of 30 days after the mailing of the proxy solicitation material and/or letter sent in lieu of the proxy statement to those Eligible Account Holders and Supplemental Eligible Account Holders who are not Members on the Voting Record Date. In such event, the Bank shall provide a postage-paid postcard for this purpose and make appropriate disclosure in its proxy statement for the solicitation of proxies to be voted at the Special Meeting and/or letter sent in lieu of the proxy statement to those Eligible Account Holders and Supplemental Eligible Account Holders who are not Members on the Voting Record Date. If the Subscription Offering is not commenced within 45 days after the Special Meeting, the Bank may transmit, no more than 30 days prior to the commencement of the Subscription Offering, to each Eligible Account Holder, Supplemental Eligible Account Holder and Other Member who had been furnished with proxy solicitation materials a notice which shall state that the Bank is not required to furnish a prospectus or Order Form to them unless they return by a reasonable date a certain postage-paid postcard or other written communication requesting a prospectus and Order Form.

     B. Each Order Form will be preceded or accompanied by a prospectus describing the Bank, the Holding Company and the shares of Conversion Stock being offered for subscription and containing all other information required under the Securities Act of 1933 and by the OTS, or necessary to enable Persons to make informed investment decisions regarding the purchase of Conversion Stock.

     C. The Order Forms (or accompanying instructions) used for the Subscription Offering will contain, among other things, the following: (i) a clear and intelligible explanation of the Subscription Rights granted under the Plan to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members; (ii) a specified expiration date by which Order Forms must be returned to and actually received by the Bank or the Holding Company or their representative for purposes of exercising Subscription Rights, which date will be not less than 20 days after the Order Forms are mailed; (iii) the Subscription Price to be paid for each share subscribed for when the Order Form is returned; (iv) except as otherwise provided in Section 7 hereof, a statement that 25 shares is the minimum number of shares of Conversion Stock that may be subscribed for under the Plan; (v) a specifically designated blank space for indicating the number of shares being subscribed for; (vi) a set of detailed instructions as to how to complete the Order Form; (vii) specifically designated blank spaces for dating and signing the Order Form; (viii) an acknowledgment that the subscriber has received the prospectus; (ix) a statement of the consequences of failure to properly complete and return the Order Form, including a statement that the Subscription Rights will expire on the expiration date specified on the Order Form unless such expiration date is extended by the Bank and the Holding Company, and that the Subscription Rights may be exercised only by delivering the Order Form, properly completed and executed, to the Bank or the Holding Company or their representative by the expiration date, together with required payment of the Subscription Price for all shares of Conversion Stock subscribed for; (x) a statement that the Subscription Rights are non-transferable and that all shares of Conversion Stock subscribed for upon exercise of Subscription Rights must be purchased on behalf of the Person exercising the Subscription Rights for his or her own account; and (xi) a statement that, after receipt by the Bank or the Holding Company or their representative, a subscription may not be modified, withdrawn or canceled without the consent of the Bank and the Holding Company.

11.  Method of Payment

     A. Payment for all shares of Conversion Stock subscribed for, computed on the basis of the Subscription Price, must accompany all completed Order Forms. Payment may be made in cash (if presented in person), by check, or, if the subscriber has a deposit account in the Bank (including a certificate of deposit), the subscriber may authorize the Bank to charge the subscriber's account.

     B. Payment for shares of Conversion Stock subscribed for by Tax-Qualified Employee Stock Benefit Plans may be made with funds contributed by the Bank or the Holding Company and/or funds obtained pursuant to a loan from an unrelated financial institution or the Holding Company pursuant to a loan commitment which is in force from the time that any such plan submits an order form until the closing of the Conversion.

     C. If a subscriber authorizes the Bank to charge his or her account, the funds will continue to earn interest, but may not be used by the subscriber until all Conversion Stock has been sold or the Plan is terminated, whichever is earlier. The Bank will allow subscribers to purchase shares by withdrawing funds from certificate of deposit accounts, without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement, in which event the remaining balance will earn interest at the then-current passbook rate. This waiver of early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan. Interest will also be paid, at not less than the then current passbook rate, on all orders paid in cash or by check or money order, from the date payment is received until consummation of the Conversion. Payments made in cash or by check or money order will be placed by the Bank or the Holding Company in an escrow or other account established specifically for such purpose.

     D. In the event of an unfilled amount of any subscription order, the Converted Bank will make an appropriate refund, or cancel an appropriate portion of the related withdrawal authorization, after consummation of the Conversion. If for any reason the Conversion is not consummated, purchasers will have refunded to them all payments made and all withdrawal authorizations will be canceled in the case of subscription payments authorized from accounts at the Bank.

12.  Undelivered, Defective or Late Order Forms; Insufficient Payment

     In the event Order Forms (a) are not delivered and are returned to the Bank by the United States Postal Service or the Bank is unable to locate the addressee, (b) are not received back by the Bank or are received by the Bank after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment, except in the case of institutional investors in the Direct Community Offering, by delivering irrevocable orders together with a legally binding commitment to pay in cash, check, money order or wire transfer the full amount of the purchase price prior to 48 hours before the completion of the Conversion for the shares of Conversion Stock subscribed for (including cases in which savings accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the person to whom such rights have been granted will lapse as though such person failed to return the contemplated Order Form within the time period specified thereon; provided, however, that the Bank may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Bank may specify. The interpretation of the Bank of the terms and conditions of the Plan and of the Order Forms will be final, subject to the authority of the OTS.

13.  Members in Non-Qualified States or in Foreign Countries

          The Bank and the Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for Conversion Stock pursuant to the Plan reside. However, the Bank or the Holding Company will not be required to offer Subscription Rights to any Person who resides in a foreign country or who resides in a state of the United States with respect to which all of the following apply: (i) a small number of Persons otherwise eligible to subscribe for shares under this Plan reside in such state and (ii) the granting of Subscription Rights or offer or sale of shares of Conversion Stock to such Persons would require the Bank or the Holding Company or their respective Officers or directors to register, under the securities laws of such state, as a broker, dealer, salesman or agent or to register or otherwise qualify the Conversion Stock for sale in such state; and (iii) such registration, qualification or filing in the judgment of the Holding Company and the Bank would be impracticable or unduly burdensome for reasons of cost or otherwise.

14.  Federal Stock Charter and Bylaws

     As part of the Conversion, the Bank shall take all appropriate steps to amend its charter to read in the form of a federal stock charter as prescribed by the OTS for a federal stock savings bank. By their approval of the Plan, the Members of the Bank will thereby approve and adopt such federal stock charter. The Bank Shall also take appropriate steps to amend its bylaws to read in the form prescribed by the OTS for a federal stock savings bank. The effective date of the adoption of the Converted Bank's federal stock charter and bylaws shall be the date of the issuance and sale of the Conversion Stock as specified by the OTS. Copies of the amended charter and bylaws will be mailed to all Members as part of the proxy materials for the Special Meeting.

15.  Stock Incentive Plans and Employee Contracts

     In order to provide an incentive for directors, Officers and employees of the Holding Company and the Bank, the Board of Directors of the Holding Company or of the Bank is authorized to adopt a stock option plan or plans, a management retention plan, a restricted stock bonus plan, an employee stock ownership plan, and similar stock incentive plans, in each case subject to the requirements of 12 C.F.R. (S)563b.3(g)(4). Such plans (other than an employee stock ownership plan) shall be subject to approval at an annual or special meeting of shareholders of the Holding Company, and in the case of any such plans other than an employee stock ownership plan, will be implemented no earlier than the date of such shareholder meeting to be held no earlier than six (6) months following completion of the Conversion. Moreover, the Boards of Directors of the Bank and Holding Company are authorized to enter into employment contracts with key employees.

16.  Securities Registration and Market Making

     In connection with the Conversion, the Holding Company will register its common stock with the SEC, pursuant to the Securities Exchange Act of 1934, as amended. In connection with the registration, the Holding Company will undertake not to deregister such stock, without the approval of the OTS, for a period of three years thereafter.

     The Holding Company shall use its best efforts to encourage and assist one or more Market Makers to establish and maintain a market for its common stock promptly following the Conversion. The Holding Company will also use its best efforts to cause its common stock to be quoted on the National Association of Securities Dealers Automated Quotations System or to be listed on a national or regional securities exchange.

17.  Status of Deposit Accounts and Loans Subsequent to Conversion

     All deposit accounts of the Converted Bank will retain the same status after the Conversion as such accounts had prior to the Conversion. Each deposit account holder shall retain, without payment, a withdrawable deposit account or accounts in the Converted Bank, equal in amount to the withdrawable value of such account holder's deposit account or accounts immediately prior to Conversion. All deposit accounts will continue to be insured by the FDIC up to the applicable limits of insurance coverage, and shall be subject to the same terms and conditions (except as to voting and liquidation rights) to which such deposit accounts were subject at the time of the Conversion. All loans shall retain the same status after the Conversion as those loans had prior to the Conversion.

     Notwithstanding the foregoing, as provided in Section 9 of this Plan, any voting rights held by deposit account holders and borrowers will not survive the Conversion.

18.  Liquidation Account

     For purposes of granting to Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposit accounts at the Converted Bank a priority in the event of a complete liquidation of the Converted Bank, the Converted Bank will, at the time of Conversion, establish a liquidation account in an amount equal to the net worth of the Bank as shown on its latest statement of financial condition contained in the final prospectus used in connection with the Conversion. The operation and maintenance of the liquidation account will not operate to restrict the use or application of any of the net worth accounts of the Converted Bank; provided, however, that such net worth accounts will not be voluntarily reduced below the required dollar amount of the liquidation account. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each deposit account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount balance").

     The initial subaccount balance of a deposit account held by an Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the Qualifying Deposit in the deposit account on the Eligibility Record Date and/or the Supplemental Eligibility Record Date of such Eligible Account Holder or Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders on such date(s). For savings accounts in existence at both dates, separate subaccounts shall be determined on the basis of the Qualifying Deposits in such savings accounts on such record dates. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

     If the deposit balance in any deposit account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing date subsequent to the respective record dates is less than the lesser of (i) the deposit balance in such deposit account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date or (ii) the amount of the

Qualifying Deposit in such deposit account on the Eligibility Record Date or the Supplemental Eligibility Record Date, the subaccount balance shall be reduced in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related deposit account. If all funds in such deposit account are withdrawn, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Converted Bank (and only in such event), each Eligible Account Holder and/or Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then-current adjusted subaccount balances for deposit accounts then held before any liquidation distribution may be made to shareholders. No merger, consolidation, bulk purchase of assets with assumptions of deposit accounts and other liabilities, or similar transactions in which the Converted Bank is not the surviving institution, shall be considered to be a complete liquidation if the surviving institution is a qualifying institution insured by the FDIC. In such transactions, the liquidation account shall be assumed by the surviving institution.

     The Converted Bank shall not be required to recompute the liquidation account and subaccount balances provided the Converted Bank maintains records sufficient to make necessary computations in the event of a complete liquidation or such other events as may require a computation of the balance of the liquidation account. The liquidation subaccount of an account holder shall be maintained for as long as the account holder maintains an account with the same Social Security number.

19.  Restrictions on Acquisition of the Holding Company

     A. Present regulations provide that for a period of three years following completion of the Conversion, no person (i.e., individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution) shall directly or indirectly offer to purchase or actually acquire the beneficial ownership of more than ten percent (10%) of any class of equity securities of the Holding Company without the prior approval of the OTS. However, approval is not required for purchases directly from the Holding Company or from underwriters or a selling group acting on its behalf with a view toward public resale, or for purchases not exceeding one percent (1%) per annum of the shares outstanding. Civil penalties may be imposed by the OTS for willful violation or assistance of any violation. Where any person directly or indirectly acquires beneficial ownership of more than ten percent (10%) of Holding Company common stock outstanding within such three year period without the prior approval of the OTS, the Holding Company stock beneficially owned by such person in excess of ten percent (10%) shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders of the Holding Company for a vote.

     B. The Holding Company may provide in its Articles of Incorporation that, for a specified period of up to five years or for an unspecified period of time following the date of the completion of the Conversion, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of the outstanding Holding Company common stock. Furthermore, the Articles of Incorporation may provide that, for a specified period of up to five years or for an unspecified period of time following the date of the completion of the Conversion, shares of Holding Company common stock beneficially owned in violation of such percentage limitation shall not be entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders of the Holding Company for a vote. The Holding Company may provide in its Articles of Incorporation such other provisions affecting acquisition of Holding Company common stock or possible changes of control of the Holding Company as shall be determined by the Holding Company's Board of Directors.

20.  Amendment or Termination of Plan

     If necessary or desirable, the Plan may be amended at any time prior to submission of the Plan and proxy materials to the Members by a two-thirds vote of the Boards of Directors of the Bank and the Holding Company. After submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the Boards of Directors of the Bank and the Holding Company only with the concurrence of the OTS or resubmission to the Members.

     The Plan may be terminated by a two-thirds vote of the Boards of Directors of the Bank and the Holding Company at any time prior to the Special Meeting, and at any time following such Special Meeting with the concurrence of the OTS. In its discretion, the respective Boards of Directors may modify or terminate the Plan upon the order or with the approval of the OTS, and without a resolicitation of proxies or another meeting of Members. The Plan shall terminate if the sale of shares of Conversion Stock falling within the Estimated Price Range is not completed within 24 months of the date of the Special Meeting. A specific resolution approved by a majority of the Boards of Directors of the Bank and the Holding Company is required in order for the Bank and the Holding Company to terminate the Plan prior to the end of such 24 month period.

21.  Expenses of the Conversion

     The Holding Company and the Bank shall use their best efforts to assure that expenses incurred by the Bank and the Holding Company in connection with the Conversion shall be reasonable.

22.  Extension of Credit for Purchase of Stock

     Neither the Bank nor the Holding Company shall knowingly loan funds or otherwise extend credit to any Person to purchase shares of Conversion Stock.

23.  Effective Date

     The effective date of the Conversion shall be the date of the closing of the sale of all shares of Conversion Stock. The closing (which shall be within 45 days after the completion of the Subscription Offering, unless the Holding Company and the Bank extend such period as provided herein) for all shares of Conversion Stock sold in the Subscription Offering and any Direct Community Offering shall occur simultaneously, and the closing is conditioned upon the prior receipt of all requisite regulatory and other approvals.